Exhibit 99.1

FOR IMMEDIATE RELEASE

Nicolet Bankshares, Inc. To Acquire Advantage Community Bancshares, Inc.

Nicolet continues strategic expansion in Central Wisconsin

GREEN BAY, WI, March 2, 2020 - Nicolet Bankshares, Inc. (NASDAQ: NCBS) (“Nicolet”) and Advantage Community Bancshares, Inc. (“Advantage”) today jointly announce the execution of a definitive merger agreement, pursuant to which Nicolet will acquire Advantage and its wholly-owned banking subsidiary, Advantage Community Bank (“ACB”). Terms of the all-cash deal were not disclosed.

Mike Daniels, President and CEO of Nicolet National Bank said, “We continue to find great partners who want to get back to the heart of community banking. Banking is still a people-driven business and we have found experienced bankers at Advantage who have a solid reputation for serving their customers. When we combine Advantage with the commercial lenders we added in Wausau two months ago, we have a solid strategic hub in Central Wisconsin.”

Chris Myhre, CEO of ACB said, “We perceive Nicolet as the clear, long-term winner in the Wisconsin community banking arena. We want to be a part of their team. Their commitment to allowing people to do what they are good at fits well with our culture.”

Dick Price, Chairman of Advantage said, “We have the ultimate respect for Nicolet and what they have accomplished. Their past success and the actions they put behind their words speaks volumes. Our respective focus on serving our customers will make this a successful merger.”

Keith Baars, Senior Vice President, Commercial Banking Manager at Nicolet Bank said, “Advantage is a great community bank with a niche in small business banking, which is a market in which we continue to expand. I know and respect their bankers and they have earned great loyalty from their customers. We are excited to welcome them to our team.”

Approvals and Closing Date

The transaction has been unanimously approved by the boards of directors of both companies. It is subject to Advantage shareholder approval and other customary closing conditions and is expected to close in the third quarter of 2020. Upon consummation of the transaction, all branch offices of Advantage Bank are expected to open as Nicolet National Bank branches.

Advisors

Bryan Cave Leighton Paisner LLP served as legal counsel to Nicolet in this transaction. Wipfli Corporate Finance Advisors, LLC served as financial advisor to Advantage, and Boardman & Clark LLP served as Advantage’s legal counsel.

About Nicolet Bankshares, Inc.

Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin and the upper peninsula of Michigan. More information can be found at www.nicoletbank.com.

About Advantage Community Bancshares, Inc.

Advantage Community Bancshares, Inc. is the bank holding company of Advantage Community Bank. The bank has total assets of approximately $150 million with offices in Wausau, Dorchester, Mosinee, and Edger, WI.

Important Information for Advantage Shareholders

Before making any voting decision, Advantage shareholders are urged to read the proxy statement and any other documents to be mailed to Advantage shareholders in connection with the proposed merger because they will contain important information about Nicolet, Advantage and the proposed merger.  When available, the proxy statement will be delivered to shareholders of Advantage.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995.

This news release contains forward-looking statements within the meaning of the federal securities law. Statements in this release that are not strictly historical are forward-looking and based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as “will”, “expect”, “believe”, “prospects”, or other words of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. In addition to factors previously disclosed in Nicolet’s reports filed with the SEC and those identified elsewhere in this report, these forward-looking statements include, but are not limited to, statements about the expected benefits of the transaction, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and general economic trends and changes in interest rates, increased competition, regulatory or legislative developments affecting the financial industry generally or either Nicolet or Advantage specifically, the interpretation of tax legislation, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally or either Nicolet or Advantage specifically, the uncertainties associated with newly developed or acquired operations and market disruptions. Neither Nicolet nor Advantage undertakes any obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Investor Relations & Media Contacts:

Advantage:        Chris Myhre, CEO, Advantage Community Bank
        Phone: 715.849.2265
        Email: cmyhre@advantagecommunity.com

Nicolet:            Mike Daniels - President & CEO, Nicolet National Bank
        Jeff Gahnz - VP, Marketing / Public Relations, Nicolet National Bank
        Phone: 920.430.1400
        Email: mdaniels@nicoletbank.com or jgahnz@nicoletbank.com